EXHIBIT 99.1

August 4, 2008

Mr. Perry Brandorff

254 West Laurel

Lake Forest, IL 60045

Re:	Separation of Employment

Dear Perry:

This letter will confirm your employment status with Hewitt Associates LLC (the “Company”):

Employment Status

As of August 2, 2008, you will cease to be an active employee for the Company. From that day on, you will no longer be an employee of the Company and will no longer be authorized to incur any expenses, obligations or liabilities on behalf of the Company. You agree that the Company has no obligation to re-employ you in the future. Provided you have executed and not revoked the Release at Attachment I of this Letter Agreement within the time specified herein, you will receive:

•

Continuation of medical coverage under COBRA at the rate paid for active employees for one year. The remaining period of medical coverage under COBRA (6 months), will be at the regular COBRA rates – 102% of the premium. Upon termination of your COBRA coverage, you will be eligible to participate in Hewitt’s retiree medical plan. You can opt out of coverage under the retiree medical plan and opt back in at a later date based on a qualified status change or through annual enrollment.

•

Eligibility for any FY08 Retirement and Savings Plan and Voluntary Deferral Plan (DC Restoration) company contributions based on your fiscal year earnings from October 1, 2007, through your separation date and the FY08 annual incentive payout described below. Such contributions shall be made outside the plan and paid in a lump sum “in lieu of” payment as soon as practicable after your termination, but no later than September 1, 2008.

•

Eligibility to receive a FY08 annual incentive payout based on your performance against the goals established as part of your 2007 performance plan and firm financial performance with a minimum payout equal to 100% of your target bonus amount for FY08. The payout will be made outside the plan and be made as soon as practicable after your termination, but no later than September 1, 2008.

•

In exchange for your commitments as outlined in this letter agreement, you will be entitled to receive separation pay. On or before September 30, 2008, you will be paid, in a lump sum, an amount equal to one times your annual base salary, less any applicable tax deductions and other requisite withholdings, which the parties agree will constitute the remaining separation pay due to you under this Letter Agreement. In the event of your death prior to such payment, said separation pay and any other unpaid benefits to which you are entitled under this Letter Agreement will be paid to your wife, Lorie B. Brandorff.

•	Hewitt also agrees to continue your Global services status on United Airlines through February 2009.

•

You will receive a taxable lump sum payment equal to $815,000.00 in consideration of stock option and shares that will not vest due to your departure, such payment to be made as soon as practicable after your termination, but no later than September 1 , 2008

•

In addition, upon separation you will receive payment of all accrued but unused vacation and personal time through July 31, 2008 (adjusted, as appropriate, by any balances in your personal account you may owe the firm or any monies the firm owes you for travel or business expenses).

•

Hewitt shall provide outplacement services through Lee Hecht Harrison to a capped amount of $20,000.00. Following your termination, you shall contact Lee Hecht Harrison to determine the parameters of the program.

Releases of Claims

To receive the consideration under this Letter Agreement, described in this Letter Agreement and in Attachment I, you must, no sooner than August 2, 2008 and no later than 21 days thereafter, sign, date and return to Tracy Keogh, Senior Vice-President, Human Resources (and not later revoke) the Release at Attachment I.

Nondisparagement

You agree that you or anyone under your control will not disparage the Company, its corporate parents, partners, subsidiaries, customers, or related entities, its employees, or its or their products and services.

Confidentiality of Letter Agreement/Releases

You agree to hold the terms, conditions and fact of this agreement in strict confidence and that you will not disclose them to anyone except as required by law or to members of your immediate family, tax authorities, tax consultants, or legal advisors, from whom you will procure a promise to maintain the confidentiality of the fact of this agreement, and its terms and conditions.

Return of Property

You agree to return on or before your last day of employment, all Company property, including information and reports, customer lists, data, files, memoranda, records, credit cards, keys, passwords, computers, software, telecommunication equipment, and other physical or personal property that you received, prepared, or helped prepare in connection with your employment. You promise not to keep any copies, duplicates, reproductions, or excerpts of such Company information and property.

Company References

In accordance with the Company’s policy, information disclosed by the Company about your employment will generally be limited to verification of your dates of employment, title, and position.

Availability/Reasonable Cooperation

You agree that you will make yourself reasonably available for interviews, consultation, meetings, and depositions, and will agree to appear as a witness at trial or, at the election of the Company, provide a sworn statement for any matters in which the Company is a party and for any other matter in which you may have any knowledge or any relevant facts as the Company determines. The Company agrees to reimburse you for any out of pocket expense incurred by you as a result of such assistance as described in this section, including but not limited to costs of travel and reasonable compensation.

Nothing in this Agreement shall be construed in any way to influence the scope or nature of your testimony in any such proceeding or to discourage you in any way from providing testimony which is honest. You agree not to withhold from the Company any information, whether damaging or favorable, relevant to any such matters.

Restrictions On and Non-Disclosure of Confidential Information

You agree that in view of your position with the Company, (a) you have had access to confidential, non-public and privileged information, including, but not limited to, identities of clients and customers, the Company’s manner and methods of doing business, the Company’s strategies, analysis, plans, activities and other non-public and privileged information (“Confidential Information”), (b) in your position with the Company, you learned of Confidential Information (c) the Company could be irreparably harmed if you divulged its Confidential Information.

You agree not to divulge or disclose the Company’s Confidential Information. Confidential Information shall not include, and this Letter Agreement imposes no obligation upon you with respect to, any information: (a) that was in your possession before receipt from the Company; or (b) that is or becomes a matter of public knowledge through no fault of or violation by you; (c) that is rightfully received by you from a third party who, to your knowledge, is not under a duty of confidentiality to the Company; or (d) that was independently developed by you without the use of information supplied by the Company. Notwithstanding any other provision of this Agreement, you may disclose Confidential Information to the extent such disclosure is required by law, rule (including any stock exchange rule), regulation or legal process.

Complete Agreement; Severability

If any portion of this agreement is found to be unenforceable, both parties agree that all other portions that may be separated from it or approximately limited in scope should remain fully valid and enforceable; provided, however, that if any waiver, release or promise contained in the Release at Attachment I to this Letter Agreement is declared to be illegal or unenforceable in whole or in part, then the Company’s obligations under this Letter Agreement and/or in the Releases shall be nullified.

Acceptance; Revocation of Letter Agreement

You are advised to consult with an attorney prior to signing this Letter Agreement. You have twenty-one (21) days to consider and sign this Letter Agreement. Thereafter you have a period of seven (7) days to change your mind and revoke your acceptance. In order to revoke your acceptance, you must submit a written notice to Tracy Keogh, Senior Vice-President, Human Resources of your intent to revoke within this seven-day period. This Letter Agreement will not become effective or enforceable until the revocation period has expired. You understand that if you revoke your acceptance of this Letter Agreement, the Letter Agreement and the attached Releases shall become null and void, and you will have no rights under it or them.

Your acceptance of this Letter Agreement by signing it shall acknowledge that you understand its contents, that you are executing it voluntarily, without duress or coercion, that this agreement represents our entire understanding, that you have full knowledge of its contents and consequences, and that there have been no other representations made to you by or on behalf of the Company.

This Letter Agreement contains all of the understandings and representations between the Company and you pertaining to your separation from the Company and supersedes all previous undertakings and agreements, whether oral or in writing between the Company and you on the same subject. No provision of the Letter Agreement may be changed or waived unless such change or waiver is in writing and signed by all parties. Except as otherwise specifically provided for in this Letter, no waiver by the Company of any breach of any condition or provision shall be deemed a waiver of any other condition or provision.

The offer of this Letter Agreement and the Letter Agreement itself as well as the Releases shall not be construed as an admission that the Company or its agents have acted unlawfully or wrongfully or that you have any claims against the Company. This Letter Agreement is a confidential settlement.

Please indicate your acceptance of this Letter Agreement by signing and dating this letter below. By signing below, you acknowledge and agree that you have had the opportunity to review this Letter Agreement and the attached Releases and to consult with an attorney about their terms, that you fully understand the Letter Agreement, that you were not coerced into signing it and that you signed it knowingly and voluntarily. You also acknowledge that you have not received any promise or inducement to sign this Letter Agreement or the Releases that is not expressly set forth herein. A duplicate of this letter, signed by me, is enclosed for your records

Very truly yours,

Tracy Keogh
Senior Vice-President, Human Resources

By	/s/ Tracy Keogh

Enclosure

ACCEPTED:	/s/ Perry Brandorf
Perry Brandorff (Please Print)

DATE: August 2, 2008

PLEASE RETURN TO:

Tracy Keogh
Senior Vice-President, Human Resources

ATTACHMENT I

WAIVER AND RELEASE OF ALL CLAIMS AND COVENANT NOT TO SUE

(1) In consideration for my election to receive the money the Company shall pay to me following termination of my employment, and as described in the Letter Agreement of July 30, 2008 (the “Letter Agreement”), I, Perry Brandorff on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge Hewitt Associates LLC (the “Company”) together with the Company’s parent, subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees and/or any other occurrence up to and including the date of this Release, including but not limited to:

(a)	claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended including the Older Workers Benefit Protection Act (the “ADEA”), the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Illinois Human Rights Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

(b)	claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation (including, but not limited to, the Employee Retirement Income Security Act, as amended, the Family and Medical Leave Act, as amended, the Sarbanes-Oxley Act of 2002, and the WARN Act); and/or

(c)	any claims that the Company is in any way obligated for any reason to pay me damages, expenses, litigation costs (including attorneys’ fees), wages, bonuses, severance pay, stock options, long or short term incentive pay, vacation pay, separation pay, termination pay, any type of payments or benefits based on my separation from employment, incentive pay, commissions, disability benefits or sick pay, life insurance, or any other employee benefits of any kind, compensatory damages, punitive damages, and/or interest; and/or

(d)	any other claim whatsoever including, but not limited to, claims based upon breach of contract, wrongful termination, retaliatory discharge, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

Excluded from this Release is any claim or right for benefits under the Letter Agreement dated August 2, 2008 and any claim or right which cannot be waived by law, including all claims arising after the date of this Release and the right to file a charge with or participate in an investigation conducted by any federal, state, or local administrative agency.

(2) I also agree never to sue any of the Releasees or become party to a lawsuit on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, other than a lawsuit to challenge this Release under the ADEA.

(3) I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to apply for and receive an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to continue payment of the Letter Agreement benefits to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Release and defending against such lawsuit (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company’s option, I shall be obligated upon demand to repay to the Company all but $100 of the Letter Agreement benefits paid to me. I further agree that the foregoing covenants in this paragraph (3) shall not affect the validity of this Release and shall not be deemed to be a penalty nor a forfeiture.

(4) To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

(5) I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

(6) I further agree that if I breach the Confidentiality provisions of the Letter Agreement, then (a) the Company shall be entitled to apply for and receive an injunction to restrain such breach, (b) the Company shall not be obligated to continue payment of the Letter Agreement benefits to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing the Confidentiality provision of the Letter Agreement (including court costs, expenses and reasonable legal fees).

(7) Release of Age Discrimination Claims. In further consideration of the promises made by the Company, I specifically release the Company from all claims or rights I may have arising under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sec. 621, et seq. I further agree that:

(a)	my waiver of rights under this release is knowing and voluntary and in compliance with the Older Workers Benefit Protection Act of 1990 (OWBPA);

(b)	I understand the terms of this release;

(c)	the consideration provided in Paragraph 3 represents consideration over and above that to which I otherwise would be entitled, that the consideration would not have been provided to me had I not signed this release, and that the consideration is in exchange for the signing of this release;

(d)	the Company is hereby advising me in writing to consult with my attorney prior to executing this release;

(e)	the Company is giving me a period of at least twenty-one (21) days within which to consider this release;

(f)	following my execution of this release I have seven days in which to revoke this release by written notice. To be effective, the revocation must be made in writing and delivered to and received by Tracy Keogh, Senior Vice-President, Human Resources, Hewitt Associates LLC 100 Half Day Road, Lincolnshire, Illinois 60069, no later than 5:00 p.m. on the seventh day after you execute this release. An attempted revocation not actually received by Ms. Keogh before the revocation deadline will not be effective; and

(g)	this entire Agreement shall be void and of no force and effect if you choose to so revoke, and if you choose not to so revoke this Agreement shall then become fully effective and enforceable.

This Section does not waive rights or claims that may arise under the ADEA after the date you sign this Agreement.

(8) I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN, SUSPECTED AND UNSUSPECTED CLAIMS TO DATE.

(9) I acknowledge and agree that if any provision of this Release is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release shall continue in full force and effect.

(10) This Release shall be interpreted and enforced according to the laws of Illinois.

(11) I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Release, that I voluntarily enter into this Release by signing below, and that if I choose to do so in less than twenty-one (21) days, I do so of my own free will and without duress or coercion by the Company.

Perry Brandorff

(Date)

Please return to:

Tracy Keogh
Senior Vice-President, Human Resources